As filed with the Securities and Exchange Commission on June 14, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-0458500
(State of incorporation)	(IRS Employer Identification Number)

P.O. Box 14662

Reading, Pennsylvania 19612

(610) 208-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Dee

Vice President, General Counsel and Secretary

Carpenter Technology Corporation

P.O. Box 14662

Reading, Pennsylvania 19612

(610) 208-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Abelson, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $5.00 per share	6,352,201	$43.12	$273,906,907	$31,390

(1)	Consists of 6,352,201 shares of common stock and an indeterminate number of shares of common stock as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event.

(2)	Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s common stock reported on June 12, 2012 as reported on the New York Stock Exchange.

PROSPECTUS

CARPENTER TECHNOLOGY CORPORATION

6,352,201 Shares of Common Stock

We are registering our common stock, par value $5.00 per share, for resale by the selling stockholders identified in this prospectus. We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. Specifically, this prospectus relates to the resale of 6,352,201 shares of our common stock. The selling stockholders acquired these shares of common stock from us in a private placement conducted in connection with our acquisition of Latrobe Specialty Metals, Inc. that closed on February 29, 2012.

For a description of the plan of distribution of the resale shares, see page 5 of this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “CRS.” On June 13, 2012, the closing price of our common stock was $43.12 per share.

Investing in our securities involves certain risks. Before investing, you should refer to the risk factors on page 2 of this prospectus.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2012

Prospectus

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, see that agreement or document for a complete description of these matters.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Documents Incorporated by Reference” in this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and such accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Carpenter,” “we,” “our” and “us” or other similar terms mean Carpenter Technology Corporation, unless we state otherwise or the context indicates otherwise.

THE COMPANY

We are engaged in the manufacturing, fabrication, and distribution of specialty metals. We primarily process basic raw materials such as nickel, cobalt, titanium, manganese, chromium, molybdenum, iron scrap and other metal alloying elements through various melting, hot forming and cold working facilities to produce finished products in the form of billet, bar, rod, wire and narrow strip in many sizes and finishes. We also produce certain metal powders. Our sales are distributed directly from our production plants and distribution network as well as through independent distributors. Unlike many other specialty steel producers, we operate our own worldwide network of service/distribution centers. These service centers, located in the United States, Canada, Mexico, Europe and Asia allow us to work more closely with customers and to offer various just-in-time stocking programs. We are also a manufacturer and service provider of high-precision components for measurement while drilling (“MWD”) and logging while drilling (“LWD”), drill collars, stabilizers and other down-hole tools used for directional drilling. MWD and LWD technology is used to ensure critical data is obtained and transmitted to the surface to monitor progress of the well.

On February 29, 2012, following approval by the U.S. Federal Trade Commission, we completed the acquisition of Latrobe Specialty Metals, Inc. (“Latrobe”) through the merger of a wholly-owned subsidiary of the Company with and into Latrobe (the “Acquisition”). In connection with the Acquisition, former owners of Latrobe received 8.1 million shares of Carpenter stock. In addition, pursuant to the terms of the related merger agreement, Carpenter paid $11.5 million in cash at closing, net of $2.5 million of cash acquired, in addition to a payment of approximately $154 million in order to pay off Latrobe debt. A key benefit of the Acquisition is a substantial increase in production which will increase Carpenter’s capacity to meet strong customer demand for premium products.

In the first quarter of fiscal year 2012, we announced our plans to construct a new 400,000 square foot state-of-the-art manufacturing facility in response to strong customer demand for premium products primarily in the fast-growing aerospace and energy industries. We expect that the new facility will ultimately be capable of producing approximately 27,000 tons per year of additional premium product and be operational by April 2014. The facility is expected to be built on a 230 acre greenfield site located in Limestone County, Alabama at a total cost of approximately $500 million. The site selection process included analyzing state, county and local incentives, utility costs, and labor resources. The state of Alabama and local government entities put together a compelling package, including various tax initiatives, infrastructure grants, and training programs. The new facility will include forge, remelting and associated finishing and testing capabilities and will play a key role in further developing our capabilities in the production of our premium products.

As part of our overall business strategy, we have sought out and considered opportunities related to strategic acquisitions and joint collaborations aimed at broadening our offering to the marketplace. We have participated with other companies to explore potential terms and structure of such opportunities and we expect that we will continue to evaluate these opportunities.

We are organized around three core business segments:

Our Specialty Alloys Operations (“SAO”) segment includes our major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading, Pennsylvania and the surrounding area, South Carolina, and the new premium products manufacturing facility being built in Limestone County, Alabama. The combined assets of the SAO operations will be managed in an integrated manner to optimize efficiency and profitability across the total system.

The Latrobe segment is comprised of the operations of the Latrobe business acquired effective February 29, 2012. The Latrobe segment provides management with the focus and visibility into the business performance of these newly acquired operations. The Latrobe segment also includes the results of our distribution business in Mexico, which will be managed together with the Latrobe business.

The Performance Engineered Products (“PEP”) segment is comprised of our differentiated operations. This includes the Dynamet business, the Carpenter Powder Products business, and the Amega West business. The businesses in the PEP segment is managed with an entrepreneurial structure to promote speed and flexibility, and drive overall revenue and profit growth.

Our principal executive offices are located at Building #LO5, 101 West Bern Street, Reading, Pennsylvania 19601, Telephone (610) 208-2000.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2011, as filed with the SEC on August 24, 2011 (the “2011 Form 10-K”).

Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain various “Forward-looking Statements” pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements, which represent our expectations or beliefs concerning various future events, include statements concerning future revenues, earnings and liquidity associated with continued growth in various market segments and cost reductions expected from various initiatives. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Item 1A, Risk Factors of the 2011 Form 10-K, and they include but are not limited to: 1) the synergies, costs and other anticipated financial impacts of the Latrobe Specialty Metals, Inc. transaction; 2) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 3) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 4) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; 5) domestic and foreign excess manufacturing capacity for certain metals; 6) fluctuations in currency exchange rates; 7) the degree of success of government trade actions; 8) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; 9) possible labor disputes or work stoppages; 10) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 11) the ability to successfully acquire and integrate acquisitions; 12) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; 13) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; 14) our manufacturing processes are dependent upon highly specialized equipment located primarily in one facility in Reading, Pennsylvania for which there may be limited alternatives if there are significant equipment failures or catastrophic event; and 15) our future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found. Any of these factors could have an adverse and/or fluctuating effect on our results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in Part I Item 1A — “Risk Factors” of the 2011 Form 10-K that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The shares covered hereby consist of 6,352,201 shares of our common stock that we originally issued to an affiliate of the selling stockholders in a private placement and constituted consideration for certain shares of Latrobe held by such affiliate of the selling stockholders in the Acquisition, which closed on February 29, 2012. The affiliate of the selling stockholders distributed the 6,352,201 shares of our common stock to the selling stockholders following the closing of the Acquisition. Of those 6,352,201 shares issued as merger consideration, 729,847 shares were placed into escrow to secure Latrobe’s indemnification obligations including, without limitation, (i) misrepresentations and breaches of Latrobe’s warranties and (ii) breaches or nonperformance of any of Latrobe’s covenants or agreements. Assuming no claims are asserted, half of the indemnity escrow will be released on the first anniversary of the closing and the remaining shares will be released after 24 months.

In connection with the Acquisition, pursuant to a registration rights agreement dated February 29, 2012 among us and the selling stockholders (the “Registration Rights Agreement”), we granted certain registration rights to the selling stockholders covering the shares of our common stock they received in the Acquisition. In connection with such registration rights, we filed with the SEC an automatic shelf registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time on the New York Stock Exchange, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the automatic shelf registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as noted below, the selling stockholders are currently, or immediately following the Acquisition were, our officers or employees. To our knowledge, each selling stockholder has sole voting and investment power with respect to its shares of common stock.

The selling stockholders may sell some, all or none of its shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold its shares of common stock before selling them. However, the Stockholders Agreement dated February 29, 2012, to which we and the selling stockholders are parties (the “Stockholders Agreement”) contains trading restrictions which will expire August 29, 2012. Other than the Stockholders Agreement, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder.

The following table sets forth, to our knowledge, information about the selling stockholders as of June 14, 2012.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Registered for Sale Hereby	Shares Beneficially Owned After Offering

HHEP-Latrobe, L.P. (1)	3,516,647	3,516,647	—

Watermill-Toolrock Enterprises, LLC (2)	377,422	377,422	—

Watermill-Toolrock Partners, L.P. (2)	1,762,619	1,762,619	—

Watermill-Toolrock Partners II, L.P. (2)	695,513	695,513	—

Total	6,352,201	6,352,201	—

(1) In addition to being a party to the Stockholders Agreement and the Registration Rights Agreement with the Company, HHEP-Latrobe, L.P. is affiliated with Thomas O. Hicks, a director of the Company.

(2) In addition to being a parties to the Stockholders Agreement and the Registration Rights Agreement with the Company, Watermill-Toolrock Enterprises, LLC, Watermill-Toolrock Partners, L.P. and Watermill-Toolrock Partners II, L.P. are each affiliated with Steven E. Karol, a director of the Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of our common stock on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Regulation (“NASDR”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the best of our knowledge, the selling stockholders does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares of our common stock covered hereby. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to this registration statement and the registration of the shares generally. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.cartech.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:

•	our 2011 Form 10-K for the year ended June 30, 2011;

•	our Quarterly Reports on Form 10-Q filed with the SEC on November 4, 2011, February 3, 2012 and May 4, 2012.

•

our Current Reports on Form 8-K filed with the SEC on August 9, 2011, October 13, 2011, December 20, 2011, January 12, 2012, January 18, 2012, March 1, 2012 (including the amendments thereto filed on May 14, 2012 on Form 8-K/A) and March 5, 2012;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC, under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612, Attention: Investor Relations, telephone (610) 208-2000.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the 2011 Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Carpenter Technology Corporation.

SEC Registration Fee	$31,390
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$5,000
Edgar Conversion and Filing Expenses	$1,000
Miscellaneous Fees and Expenses	$1,000

Total:	$48,390

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

We maintain directors’ and officers’ liability insurance for our directors and officers.

Our restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of our directors’ fiduciary duty of care to Carpenter Technology Corporation and our stockholders. These provisions do not eliminate our directors’ duty of care, however, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of such director’s duty of loyalty to Carpenter Technology Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. These provisions also do not affect a director’s responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

We have entered into indemnification agreements with each of our non-executive directors and certain of our executive officers. Pursuant to these agreements, we have agreed to indemnify those directors and executive officers for all expenses and losses incurred in any proceedings filed by a third party (other than proceedings by or in the right of our company) to the fullest extent permitted by law. In proceedings by or in the right of the company, those directors and executive officers will be indemnified for all expenses, losses and damages actually and reasonably incurred in connection with such proceedings to the fullest extent permitted by law, but not for expenses for which they are finally adjudged by a court to be liable to us unless a court has determined in view of all the circumstances of the case that such director or executive officers is fairly and reasonably entitled to indemnification. We will not be liable for indemnity for any costs covered by insurance, for any accounting for profits from the purchase or sale of securities in violation of Section 16(b) of the Exchange Act or for proceedings brought by those directors or executive officers against us prior to a change of control unless such proceedings were previously approved by our board of directors or we agree in our sole discretion to indemnify under applicable law. We have agreed to advance expenses to our directors and executive officers seeking indemnification under their indemnification agreement without security or interest provided that those directors or executive officers undertake in writing to repay the advance if it is ultimately determined that they are not entitled to indemnification. The burden is on us to prove that our directors or executive officers are not entitled to indemnification. Any settlement must be mutually approved by us and our director or executive officer, as applicable, subject to certain requirements, with such approval not to be unreasonably withheld. The indemnification agreements are not intended as exclusive remedies and supplement any insurance or other remedies in law or equity that the directors or executive officers may have.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation and by-laws, as amended to date, and our indemnification agreements.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit	Description

3.1	Restated Certificate of Incorporation, dated October 26, 1998, incorporated herein by reference to Exhibit 3(A) of Carpenter’s 2005 Annual Report on Form 10-K filed on September 9, 2005.

3.2	By-Laws, amended as of April 19, 2011, incorporated by reference to Exhibit 3.2 of Carpenter’s Current Report on Form 8-K filed April 21, 2011.

4.1	Restated Certificate of Incorporation and By-Laws set forth in Exhibit Nos. 3.1 and 3.2, above.

4.2	Stockholders Agreement by and among Carpenter Technology Corporation, Watermill-Toolrock Partners, L.P., Watermill-Toolrock Partners II, L.P., Watermill-Toolrock Enterprises, LLC and HHEP-Latrobe, L.P. dated February 29, 2012, incorporated by reference to Exhibit 10.1 of Carpenter’s Current Report on Form 8-K filed March 1, 2012.

4.3	Registration Rights Agreement by and among Carpenter Technology Corporation, Watermill-Toolrock Partners, L.P., Watermill-Toolrock Partners II, L.P., Watermill-Toolrock Enterprises, LLC and HHEP-Latrobe, L.P. dated February 29, 2012, incorporated by reference to Exhibit 10.2 of Carpenter’s Current Report on Form 8-K filed March 1, 2012.

5.1 *	Opinion of Pepper Hamilton LLP

23.1 *	Consent of PricewaterhouseCoopers LLP

23.2 *	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1 *	Power of attorney (included on the signature page)

*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reading, Commonwealth of Pennsylvania, on June 14, 2012.

CARPENTER TECHNOLOGY CORPORATION

By:	/s/ William A. Wulfsohn
Name: William A. Wulfsohn Title: President and Chief Executive Officer

We, the undersigned officers and directors of Carpenter Technology Corporation, hereby severally constitute and appoint William A. Wulfsohn, K. Douglas Ralph and James D. Dee, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Wulfsohn William A. Wulfsohn	President, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2012

/s/ K. Douglas Ralph K. Douglas Ralph	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 14, 2012

/s/ Thomas F. Cramsey Thomas F. Cramsey	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 14, 2012

/s/ Gregory A. Pratt Gregory A. Pratt	Chairman and Director	June 14, 2012

/s/ Carl G. Anderson, Jr. Carl G. Anderson, Jr.	Director	June 14, 2012

/s/ Dr. Philip M. Anderson Dr. Philip M. Anderson	Director	June 14, 2012

/s/ I. Martin Inglis I. Martin Inglis	Director	June 14, 2012

/s/ Robert R. McMaster Robert R. McMaster	Director	June 14, 2012

/s/ Peter N. Stephans Peter N. Stephans	Director	June 14, 2012

/s/ Kathryn C. Turner Kathryn C. Turner	Director	June 14, 2012

/s/ Dr. Jeffrey Wadsworth Dr. Jeffrey Wadsworth	Director	June 14, 2012

/s/ Stephen M. Ward, Jr. Stephen M. Ward, Jr.	Director	June 14, 2012

/s/ Steven E. Karol Steven E. Karol	Director	June 14, 2012

/s/ Thomas O. Hicks Thomas O. Hicks	Director	June 14, 2012

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Pepper Hamilton LLP (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature page)